STRICTLY CONFIDENTIAL

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We are not acting as your adviser or in a fiduciary capacity. Before entering into any transaction you should take steps to ensure that you understand the transaction and have made an independent assessment of the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such transaction. Best Tone Holdings Limited and its affiliates emphasize the need for you to take your own financial, legal, accounting and tax advice at an early stage. Additional information is available on request.
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                                                          Date: 19 AUGUST, 2009

                               TRADE CONFIRMATION

                    CHINA SHEN ZHOU MINING & RESOURCES, INC.
              US$28,000,000 6.75% SENIOR CONVERTIBLE NOTES DUE 2012

Securities:              US$28,000,000 6.75% Senior  Convertible  Notes due 2012
                         (the  "NOTES")  issued  by  China  Shen  Zhou  Mining &
                         Resources, Inc. (the "COMPANY")

Seller:                  Best Tone Holdings Limited, or assignees ("BEST TONE")

Buyer: Mountview Path Limited, a company incorporated in the British Virgin Islands ("BUYER")

Transaction:             Subject to the terms and  conditions  set forth herein,
                         Best Tone hereby  agrees to sell,  transfer and deliver
                         to the  Buyer  or its  nominee,  and the  Buyer  hereby
                         agrees to acquire  and accept or to procure its nominee
                         to acquire  and accept  from Best Tone,  all rights and
                         interest in the Notes and all rights and interest under
                         the  Transaction  Documents (as such term is defined in
                         the  Note  Purchase   Agreement   (the  "NOTE  PURCHASE
                         AGREEMENT"),  dated  December  21,  2006,  between  the
                         Company  and  Citadel)  on  the  Completion   Date.

                         In consideration of the foregoing transaction, the Buyer shall pay the Cash Consideration to Best Tone in accordance with the section headed "Payment Terms of the Cash Consideration" below and Best Tone will deliver the Notes to the Buyer or its nominee as directed by the Buyer on the Completion Date.

Payment Terms of the     US$9,000,000    in   cash   in   total    (the    "CASH
Cash Consideration:      CONSIDERATION"),  to be  payable  by the  Buyer to Best
                         Tone in the following manner:

                         (a) US$2,000,000 in cash payable by the Buyer to Best Tone within five business days in Hong Kong immediately following the signing of this Trade Confirmation, and

                         (b) US$7,000,000 in cash payable by the Buyer to Best Tone within two calendar months from the Completion Date.

Completion Date:         The 7th business day in Hong Kong immediately following
                         signing of this Trade Confirmation (or such other date as may be agreed between the parties hereto) whereupon the parties hereto shall enter into the Assignment and Assumption Agreement annexed hereto as Annexure 1 and the transfer of the title of the Notes (which are issued in the form of global Notes) shall take place in accordance with the rules and procedures of Euroclear
                         (as defined in the Indenture dated December 27, 2006 entered into between the Company and the Bank of New
                         York (the "INDENTURE") and Clearstream (as defined in the Indenture), as appropriate;

Put Option:              Best tone  hereby  grants  to the Buyer an  irrevocable
                         one-time option (the "PUT OPTION") for the Buyer to request Best Tone to purchase all but not part of the Notes at the Put Option Price to be exercisable once at anytime within four months immediately following the Completion Date, whereupon completion of the sale and purchase of the Notes pursuant to the Put Option shall take place within one calendar month (or such other date as may be agreed between the Buyer and Best Tone) from the date of receipt of the notice given by the Buyer to Best Tone to exercise the Put Option.

Put Option Price:        US$8,700,000 in cash

                              STRICTLY CONFIDENTIAL


Seller Representation:   Best Tone hereby represents and warrants as follows:

                         (a) it solely and  beneficially  owns the  Notes,  free
                         from  all  taxes,  liens,   claims,   encumbrances  and
                         charges;

                         (b) there are no outstanding rights, options, subscriptions or other agreements or commitments obligating Best Tone to sell or transfer the Notes and the Notes are not subject to any lock-up or other restriction on their transfer or on the ability of the Buyer to sell or transfer the Notes;

                         (c) Best Tone has all requisite power and authority to execute, deliver and perform its obligations under this Trade Confirmation;

                         (d) this Trade Confirmation has been duly and validly authorized, executed and delivered on behalf of Best
                         Tone and constitutes the legal, valid and binding obligation of Best Tone enforceable against Best Tone in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies;

                         (e) the execution, delivery and performance by Best Tone of this Trade Confirmation and the consummation by Best Tone of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Best Tone, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Best Tone, except in the case of clause
                         (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Best Tone to perform its obligations hereunder;

                         (f) Best Tone has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Trade Confirmation or the transactions contemplated hereby; and

                         (g) there are no unpaid amounts or charges claimed to be due to the Company from Best Tone.

Buyer Representation:    The Buyer hereby represents and warrants as follows:

                         (a) The Buyer has requisite corporate authority to enter into the Transaction without seeking the approval of its shareholders;

                         (b) this Trade Confirmation has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies;

                         (c) the execution, delivery and performance by the Buyer of this Trade Confirmation and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clause (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder; and

                         (d) the Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Buyer's Acknowledgement: The Buyer hereby acknowledges that it is aware of:

                         (a) the Company's breach of the terms of the Notes;

                         (b) the default notice dated 16 April 2009 from Best Tone and being served on the Company and the contents thereof; and

                         (c) the acceleration notice dated 6 May 2009 from Best Tone and being served on the Company and the contents thereof.

Entire Agreement:        This Trade Confirmation constitutes the whole agreement
                         between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; and it is expressly declared that no variation shall be effective unless made in writing by the parties hereto.

                              STRICTLY CONFIDENTIAL


Severability:            If any  provision  or part of a provision of this Trade
                         Confirmation shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable as for or against any party hereto for any reason, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Trade Confirmation, all of which shall remain in full force and effect.

Binding: The terms of this Trade Confirmation shall be legally binding on the parties hereto in all respects.

Governing Law:           Hong Kong law


                            [Signature page follows]

                              STRICTLY CONFIDENTIAL


Signed and agreed as of the date first above written:



BEST TONE HOLDINGS LIMITED



By:   /s/ Yeung Kwok Kuen
      ------------------------
      Name:  Yeung Kwok Kuen
      Title: Director


MOUNTVIEW PATH LIMITED LIMITED



By:   /s/ [character omitted]
      ------------------------
      Name:
      Title:

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of August 19, 2009 (this "AGREEMENT") between BEST TONE HOLDINGS LIMITED (the "ASSIGNOR"), and MOUNTVIEW PATH LIMITED (the "ASSIGNEE").

          WHEREAS, the Assignor owns 6.75% Senior Convertible Notes due 2012 (the "NOTES") issued by China Shen Zhou Mining & Resources Inc. (the "COMPANY") in the principal amount of twenty eight million dollars ($28,000,000), on December 27, 2006.

          WHEREAS, the Assignor and the Assignee have entered into that certain trade confirmation (the "TRADE CONFIRMATION"), dated August 19, 2009, pursuant to which the Assignor has agreed to sell, transfer and deliver to the Assignee all of the Assignor's rights and interest in the Notes and all rights and interest of the Assignor under the Transaction Documents (as defined in the Note Purchase Agreement) with effect from the Completion Date (as defined in the Trade Confirmation).

          NOW, THEREFORE, in consideration of the premises and mutual benefits representations, warranties, conditions, covenants and agreements contained herein, the parties hereto hereby agree as set forth below.

          1. ASSIGNMENT. Subject to the terms of the Trade Confirmation and effective as of the Completion Date (as defined in the Trade Confirmation), the Assignor hereby sells, assigns, transfers, conveys, sets over, and delivers to the Assignee and the Assignee hereby purchases and assumes from the Assignor, all of the legal and beneficial right, title and interest of the Assignor under the Transaction Documents.

          2. FURTHER ASSURANCES. Each of the parties agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions set forth in paragraph 1 hereof.

          3. ENTIRE  AGREEMENT;  CONFLICTS.  This instrument,  together with the
Trade Confirmation and the other agreements, instruments, certificates and documents executed are delivered in connection therewith, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether or not written) relating to the subject matter hereof.

          4. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Assignor and Assignee, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party or parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (without reference to its choice of law rules). Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state or Federal court located in the Borough of Manhattan, The City of New York, New York over any suit, action or proceeding arising out of or relating to this agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          6. COUNTERPARTS. The Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement

          7. NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

          8. SEVERABILITY. If any provision or part of this Agreement shall be, or be found any authority or court of competent jurisdiction to be, invalid or unenforceable as for or against any party hereto for any reason, such invalidity or unenforceability shall not affect the other provisions, or parts of such provisions, of this Agreement, all of which shall remain in full force and effect.

          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to
be  executed  and  delivered  by  their  respective   officers   thereunto  duly
authorized, as of the date first above written.

                                           ASSIGNOR


                                           BEST TONE HOLDINGS LIMITED



                                           By: /s/ Yeung Kwok Kuen
                                              ----------------------------------
                                              Name:  Yeung Kwok Kuen
                                              Title: Director



                                           ASSIGNEE

                                           MOUNTVIEW PATH LIMITED



                                           By: /s/ [character omitted]
                                              ----------------------------------
                                              Name:
                                              Title: